Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

CECO Environmental Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share		(1)	(2)	(3)

	Equity	Preferred Stock, $0.01 par value per share		(1)	(2)	(3)

	Other	Warrants		(1)	(2)	(3)

	Other	Depositary Shares		(1)	(2)	(3)

	Other	Subscription Rights				(3)

	Debt	Debt Securities		(1)	(2)	(3)

	Other	Purchase Contracts		(1)	(2)	(3)

	Other	Units		(1)	(2)	(3)

Unallocated (Universal) Shelf			457(o)			$150,000,000.00	.0000927	$13,905.00 (1)

		TOTAL:				$150,000,000.00		$13,905.00 (1)

(1)

Pursuant to Rule 457(p) promulgated under the Securities Act, the fee that remained unused on the Registrant’s registration statement on Form S-3 (File No. 333-231001) (the “Expired Registration Statement”) originally filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2019, declared effective by the SEC on May 3, 2019 and expired on May 3, 2022 is being used to offset the fee due upon the registration of the securities registered hereby. The Expired Registration Statement registered the offer and sale by the Registrant of an indeterminate number or amount of common stock, preferred stock, depositary shares, warrants, subscription rights, debt securities, and units to purchase any combination of the foregoing securities, having an aggregate offering price of $150,000,000, all of which remains unsold. The registrant has determined to include in this registration statement an indeterminate number or amount of newly issued common stock, preferred stock, debt securities, warrants and units to purchase any combination of the foregoing securities, and rights, having an aggregate offering price of $150,000,000 (the “Primary Securities”). Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant is applying the previously paid filing fee associated with the Expired Registration Statement to this registration statement. Accordingly, the previously paid filing fee of $18,180.00 relating to the Expired Registration Statement is offset against the currently due filing fee of $13,905.00. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $150,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims	CECO Environmental Corp.	S-3	333—	May 2, 2022		(1)	Equity	Common Stock, $0.01 par value per share		(1)

	CECO Environmental Corp.	S-3	333—	May 2, 2022		(1)	Equity	Preferred Stock, $0.01 par value per share		(1)

	CECO Environmental Corp.	S-3	333-	May 2, 2022		(1)	Other	Warrants		(1)

	CECO Environmental Corp.	S-3	333-	May 2, 2022		(1)	Other	Depositary Shares		(1)

	CECO Environmental Corp.	S-3	333-	May 2, 2022		(1)	Other	Subscription Rights		(1)

	CECO Environmental Corp.	S-3	333—	May 2, 2022		(1)	Debt	Debt Securities		(1)

	CECO Environmental Corp.	S-3	333—	May 2, 2022		(1)	Other	Purchase Contracts		(1)

	CECO Environmental Corp.	S-3	333—	March 2, 2022		(1)	Other	Units		(1)

Fee Offset Source	CECO Environmental Corp.	S-3	333-231001	April 24, 2019	$18,180.00						$13,905.00

(1)

Pursuant to Rule 457(p) promulgated under the Securities Act, this registration statement includes all of the Primary Securities and the Registrant is applying the previously paid filing fee associated with the Primary Securities to this registration statement. Accordingly, the previously paid filing fee of $18,180.00 relating to the Primary Securities is offset against the currently due filing fee of $13,905.00.